Exhibit 99(h)(2)(iii)

AMENDMENT

This Amendment (the “Amendment”) is made and entered into on this 27th day of September, 2010 between RBC FUNDS TRUST, formerly Tamarack Funds Trust (the “Trust”), a Delaware statutory trust, and RBC GLOBAL ASSET MANAGEMENT (U.S.) INC., formerly Voyageur Asset Management Inc. (“Administrator”) and hereby replaces that certain Amendment dated August 18, 2009.

WHEREAS, the Trust and Administrator have entered into a Administrative Services Agreement dated as of April 16, 2004, as amended and supplemented from time to time, (the “Agreement”); and

WHEREAS the Trust and Administrator desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

SECTION 1.   SCHEDULE A.   Schedule A to the Agreement is hereby amended and restated, as attached.

SECTION 2.  SCHEDULE B.   Schedule B to the Agreement is hereby amended and restated, as attached.

SECTION 3.  Agreement Continuation.  The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC FUNDS TRUST		RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:	/s/ Erik R. Preus	By:	/s/ Michael T. Lee
Name:	Erik R. Preus	Name:	Michael T. Lee
Title:	President	Title:	President and CIO
Date:	9/27/10	Date:	9/27/10

Schedule A

RBC Smid Cap Growth Fund

RBC Enterprise Fund

RBC Small Cap Core Fund

RBC Microcap Value Fund

RBC Mid Cap Value Fund

SCHEDULE B

Name of Fund	Annual Fee Rate
RBC Smid Cap Growth Fund	.075%
RBC Enterprise Fund	.075%
RBC Small Cap Core Fund	.075%
RBC Microcap Value Fund	.075%
RBC Mid Cap Value Fund	.075%

ATTEST:

RBC Funds Trust		RBC Global Asset Management (U.S.) Inc.

By:	/s/ Erik R. Preus	By:	/s/ Michael T. Lee
Name:	Erik R. Preus	Name:	Michael T. Lee
Title:	President	Title:	President and CIO
Date:	9/27/10	Date:	9/27/10